EXHIBIT 10.43

ASSIGNMENT OF INVENTION

AND

NON-PROVISIONAL PATENT APPLICATION

WHEREAS, David N. Ku, having a personal address at 1943 Grist Stone Court, Atlanta, GA 30307, Atlanta, Georgia (hereinafter referred to as ASSIGNOR), is an inventor of an invention entitled “FLEXIBLE SPINAL DISC” as described in the specification forming part of an application for United States letters patent; and

WHEREAS, SaluMedica, LLC (hereinafter referred to as ASSIGNEE), a Georgia limited liability company, having a place of business at 112 Krog Street, Suite 4, Atlanta, Georgia 30307, is desirous of acquiring the entire right, title and interest in and to the invention and in and to any letters patent that may be granted therefor in the United States and in any and all foreign countries;

NOW, THEREFORE, in exchange for good and valuable consideration including the sum of ten dollars ($10.00) paid to ASSIGNOR by ASSIGNEE, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers unto said ASSIGNEE, the entire right, title and interest in and to said invention, said application and any and all letters patent which may be granted for said invention in the United States of America and its territorial possessions and in any and all foreign countries, and in any and all divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of ASSIGNEE and to claim priority rights deriving from said United States application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise, said invention, application and all letters patent on said invention to be held and enjoyed by ASSIGNEE and its successors and assigns as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, transfer and sale not been made. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue all letters patent on said invention to ASSIGNEE. ASSIGNOR agrees to execute all instruments and documents required for the making and prosecution of applications for United States and foreign letters patent on said invention, for litigation regarding said letters patent, or for the purpose of protecting title to said invention or letters patent therefor.

August 11, 2005	/s/ David N. Ku
Date	David N. Ku